iTech Medical Appoints Warren G. Baker as President, COO and Director
Keywords: Health Canada approval, CE Mark, FDA, healthcare, biomedical, wellness, back pain, neck pain, chronic back pain, neurology, medical device, clinical studies, financing, commercialization

(HUNTINGTON BEACH, Calif., February 22, 2011)– iTech Medical, Inc. (OTCBB:IMSU - News) (FWB:0IM - News), today announced that Warren G. Baker has been appointed President and Chief Operating Officer, overseeing the company’s growing medical technology business.  Baker, a 25-year medical device and healthcare technology veteran, brings to iTech Medical proven leadership experience in business development, operational excellence, strategic planning and new product development.  The company also announced the appointment of Mr. Baker to its Board of Directors, effective February 19, 2011.

"In this age of finding new and innovative technologies to deliver cost effective healthcare, it's an exciting privilege to join the iTech Medical team at both the Board and operational level,” said Baker.  “As I've become familiar with the company’s MPR System, I’m convinced that it can strongly support the healthcare system in realizing the goal of a ‘patient-centric’ technology that reduces costs and greatly improves the care of one of our biggest ongoing healthcare costs: neck and back injuries.  I am especially pleased to have the opportunity to serve with a Board that is ethically bound and financially prudent in charting the course for a company with this much potential."

“We’re extremely pleased to have Warren joining our management team and board of directors at this time,” said Wayne Cockburn, CEO at iTech Medical.  “We’ve taken great strides in building the business over the past six months, a time during which we completed a 600-patient research study of the MPR System, achieved ISO 13485 Certification, received regulatory approval to sell the MPR System in Canada and Europe, and recently filed with the FDA.  Warren’s arrival aligns with our organizational strategy to add operational and leadership depth as we now move into the commercialization stage with the MPR System.”

About Warren G. Baker
Mr. Baker joins iTech Medial with over 25 years of senior executive experience in early-stage medical device and technology companies.  Most recently he was Chief Operating Officer at Advanced Research Technologies (ART) of Montreal, Quebec where he lead the development and commercialization of their optical imaging technology for the identification and diagnosis of breast cancer and identification of optically tagged biomarkers in preclinical pharmaceutical studies.  Prior to his work at ART, Mr. Baker was President and CEO of Electromed Imaging, a global leader in Cardiac Image Information Management Systems (CIIMS), where he first joined as Chief Operating Officer in 2002.  During his work with both ART and Electromed, Mr. Baker was responsible for the strategic acquisition and integration of both new intellectual property and the merger of synergistic global business organizations.

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

For further information, visit the iTech Medical website:  www.iTechMedical.com

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

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iTech Medical, Inc.
Wayne Cockburn, CEO
Huntington Beach, CA
714.841.2670
Montreal, CDA
905.505.0770
Wayne.Cockburn@iTechMedical.com